LIMITED GUARANTY

WHEREAS, KEWALO DEVELOPMENT LLC, a Hawaii limited liability company (the “Borrower”), has applied to FIRST HAWAIIAN BANK, WELLS FARGO BANK, N.A., BANK OF HAWAII and CENTRAL PACIFIC BANK (collectively, the “Lender”) for a loan (the “Loan”) in the principal sum of up to ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00), the proceeds from which will be used to finance the costs of acquiring, developing, designing, constructing, furnishing, marketing and selling a high-rise condominium project to be known as “Waihonua” (the “Project”), all upon the terms and conditions set forth in that certain Loan Agreement to be executed by the Borrower and the Lender in connection with the Loan (the “Loan Agreement”); and

WHEREAS, A & B PROPERTIES, INC., a Hawaii corporation (hereinafter called the “Guarantor”) is the manager of the Borrower, and the  sole member of Waimanu Development LLC, the owner of a 50% membership interest in the Borrower, and deems it to be to its own financial benefit that the Lender make the Loan to the Borrower; and

WHEREAS, the Lender is willing to make the Loan to the Borrower, subject to the condition, among others, that the Guarantor execute and deliver this Limited Guaranty to the Lender; and

WHEREAS, the Guarantor has received, reviewed and approved the Loan Agreement and all of the other “Loan Documents”, as defined in the Loan Agreement;

NOW, THEREFORE, as an essential inducement to the Lender to make the Loan to the Borrower, and as a consideration for its so doing, the Guarantor hereby unconditionally, irrevocably, and absolutely, warrants, represents, covenants and agrees, with the Lender, as follows:

1.           Definitions.  As used herein, the following terms shall have the following meanings:

(a)           “Indebtedness” shall mean (i) all sums due and payable under the Loan, principal, interest, fees and charges; and (ii) any and all other indebtedness or liability of the Borrower, its successors and assigns, to the Lender, under or arising out of the Loan or the Loan Documents, including, as to (i) and (ii) above, any extension, renewal, reduction, compromise, indulgence, variation or modification thereof.

(b)           “Obligations” shall mean each and every agreement, covenant and condition to be observed or performed by the Borrower, its successors and assigns, under the Loan Documents (i) which the Guarantor can cause the Borrower to observe and perform, or (ii) which can be satisfied by the payment of money.

(c)           “Expenses” shall mean all costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred in connection with the enforcement by the Lender of the rights of the Lender against the Guarantor, or the enforcement by the Lender of the rights of the Lender against the Borrower and the Guarantor jointly, following any default in the due and punctual performance of the Guarantor’s obligations hereunder.

(d)           Other Capitalized Terms.  Unless otherwise defined herein, all other capitalized terms used herein shall have the same meanings such terms have in the Loan Agreement.

2.           Indebtedness and Obligations Guaranteed; Payment of Expenses; Lender’s Right to Enforce Limited Guaranty.

(a)           The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the payment of the Indebtedness and the performance of the Obligations; PROVIDED, HOWEVER, that, subject to the provisions of Section 2(c) below, the obligations of the Guarantor hereunder shall not exceed the lesser of (a) $20,000,000.00, or (b) the outstanding Indebtedness.

(b)           In addition to the foregoing, and without reducing the Guarantor’s obligations under Section 2(a) above, the Guarantor will also pay to the Lender, on demand, all of the Expenses.

(c)           Notwithstanding the limitation set forth in Section 2(a) above, the Guarantor will be fully liable for any and all direct loss, liability, cost and reasonable expense incurred by the Lender due to or arising out of (i) misapplication of insurance proceeds, condemnation proceeds, and any tenant security deposits; (ii) any willful act of material waste of the Project or the Reserved Housing Project, and any damage to the Project or the Reserved Housing Project arising from the intentional misconduct or gross negligence of the Borrower or the Guarantor, or any of the Borrower’s or the Guarantor’s principals, officers, directors, agents or employees, and any removal of property in violation of the Loan Documents; (iii) so long as the Borrower (or any affiliate of the Guarantor) has possession and control of the Project or the Reserved Housing Project, failure to pay (or deposit into reserves held by the Lender funds sufficient to pay) taxes or other liens with priority over the Loan Documents; (iv) damages arising from any fraud or material misrepresentation of the Borrower or the Guarantor, or any of the Borrower’s or the Guarantor’s principals, officers, directors, agents or employees; and (v) all obligations and indemnities of the Borrower under the Loan Documents relating to forfeiture laws and hazardous or toxic substances or the failure of Project or the Reserved Housing Project to comply with environmental laws.  For the avoidance of doubt, the phrase “any and all direct loss, liability, cost and reasonable expense incurred by the Lender” as used in the foregoing sentence shall not include the unpaid balance of the Loan.

The Guarantor shall also be fully liable to the Lender for the full amount of the Loan in the event that (i) the Borrower fails to maintain its status as a single purpose entity in accordance with terms of the Loan Agreement; (ii) the Borrower fails to obtain the Lender’s consent to any subordinate financing or other voluntary lien encumbering the Project or the Reserved Housing Project; (iii) the Borrower fails to obtain the Lender’s consent to any assignment, transfer or conveyance of the Project or the Reserved Housing Project (except as provided in the Loan Agreement); or (iv) there is a voluntary bankruptcy of the Borrower, or an involuntary bankruptcy of the Borrower in which the Borrower has colluded with its creditors.

(d)           The Lender shall not have the right to enforce this Limited Guaranty or require the Guarantor to perform its obligations under this Limited Guaranty, unless and until an “Event of Default” under the Loan Agreement has occurred and any applicable grace period therefor has expired, and the Lender has given notice of its intention to accelerate the Loan because of such Event of Default.

3.           Unconditional and Absolute Payment Guaranty.  This is an unconditional and absolute guaranty of payment and not merely a guaranty of collection, and if for any reason, any Indebtedness shall not be paid when and as due and payable, or any Obligation shall not be observed or performed when the same is required to be observed or performed. the Guarantor undertakes promptly to pay all such Indebtedness on demand, and to observe and perform, or to cause the appropriate party to observe and perform, each of such Obligations, subject, however, to the limitation contained in Section 2(a) above, and the provisions of Section 2(c) above, regardless of any defense or setoff or counterclaim which the Borrower may have or assert, and regardless of whether or not the Lender, or anyone on behalf of the Lender, shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Borrower, any other guarantor, or any other person to collect all or part of any such amounts, or to compel any such performance, either pursuant to the Loan Documents, or at law or in equity, and regardless of any other condition or contingency.  However, nothing contained herein shall prevent the Lender from pursuing any right or remedy it may now have or hereafter acquire against the Borrower or any other party, notwithstanding that the same may in fact destroy any rights that the Guarantor may have against or with respect to, the Borrower or any third party, and the Guarantor agrees that the exercise of any such right or remedy by the Lender shall not constitute a discharge of any of the obligations of the Guarantor under this Limited Guaranty.

4.           Waiver.  Subject to the limitations set forth in Section 2(a) above, and the provisions of Section 2(c) above, the Guarantor hereby unconditionally waives any and all statutory and common law suretyship defenses that now or hereafter may be available to the Guarantor, including, without limitation (a) any requirement that the Lender in the event of any default by the Borrower first make demand upon, or seek to enforce remedies against, the Borrower or any other guarantor or any security or collateral held by the Lender at any time, or to pursue any other remedy in its power, before being entitled to payment from the Guarantor of the amounts payable by the Guarantor hereunder, or before proceeding against the Guarantor; (b) the defense of the statute of limitations in any action hereunder or for the collection of any of the Indebtedness or the performance of any Obligation; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, the Guarantor or any other person or entity, (ii) the revocation or repudiation of this Limited Guaranty  by the Guarantor, or the revocation or repudiation of any of the Loan Documents by the Borrower or any other person or entity, (iii) the failure of the Lender to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower or any other person or entity, (iv) the unenforceability in whole or in part of the Loan Documents or any other document, instrument, or agreement referred to therein, or any limitation on the liability of the Borrower thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever, (v) the election by the Lender, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; (d) diligence, presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Limited Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by the Lender which destroys or otherwise impairs any subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower for reimbursement, or both; (f) any defense based upon any taking, modification or release of any collateral or guaranties for the Indebtedness of the Borrower to the Lender, or any failure to perfect any security interest in, or the taking of any other action or the failure to take any other action with respect to any collateral securing payment of the Indebtedness or performance of the Obligations; (g) any rights or defenses based upon an offset by the Guarantor against any obligation now or hereafter owed to the Guarantor by the Borrower; or (h) any right of appraisement with regard to the value of any collateral which the Lender may apply as a credit to the obligations of the Borrower, through foreclosure or otherwise, and agrees that the determination by an independent appraiser appointed by the Lender of the value of such collateral shall be binding upon the Guarantor for all purposes; it being the intention hereof that the Guarantor shall remain fully liable, as principal, until the full payment of the Indebtedness, full performance of the Obligations and termination of the obligations of the Lender under the Loan Documents, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

5.           No Release of Guaranty.  The obligations, covenants, agreements and duties of the Guarantor under this Limited Guaranty shall not be released, affected, stayed or impaired, except upon the express written consent of the Lender, by (a) any assignment, indorsement or transfer, in whole or in part, of any of the Loan Documents, although made without notice to or the consent of the Guarantor; or (b) any alteration, compromise, modification, acceleration, extension or change to or of the time or manner of payment of any of the Indebtedness, or the performance or observance of any of Obligations; or (c) any increase or reduction in the rate of interest on, or amount of principal payable under, the Loan; or (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or the Guarantor; or (e) any receivership, insolvency, bankruptcy, reorganization, dissolution or other similar proceedings, affecting the Borrower or the Guarantor or any of their assets; or (f) any release of any property from the lien and security interest created by any of the Loan Documents, the subordination of any such lien or security interest, or the acceptance of additional or substitute property as security under the Loan Documents; or (g) the release or discharge of the Borrower from, or any waiver by the Lender of, the observance or performance of any agreement, covenant, term or condition contained in the Loan Documents, or any failure by the Lender to insist upon the Borrower’s compliance with any such agreement, covenant, term or condition; or (h) the foreclosure of any lien or security interest on any property securing repayment of the Indebtedness, or the acceptance of a deed or assignment of any such property in lieu of foreclosure; or (i) any action which the Lender may take or omit to take by virtue of the Loan Documents or through any course of dealing with the Borrower; or (j) the release of any existing guarantor or the addition of a new guarantor; or (k) any change in the status or structure of the Borrower, including any change by incorporation, merger or consolidation; (l) any change in the composition of the Borrower, including, without limitation, any addition of, removal of, replacement for or substitution of any member of the Borrower; or (m) the operation of law or any other cause, whether similar or dissimilar to the foregoing.

6.           Waiver of Subrogation.  The Guarantor hereby waives, releases, and discharges any claim or right the Guarantor may have to be subrogated to the rights of the Lender following payment of the Indebtedness and performance of the Obligations.  This waiver, release and discharge shall continue even after the Indebtedness has been paid in full, the Obligations have been performed, and the obligations of the Lender under the Loan Documents have terminated.

7.           Subordination of Indebtedness.  Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the Indebtedness of the Borrower to the Lender; and, upon the request of the Lender,  such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Lender and shall be paid over to the Lender on account of the Indebtedness of the Borrower to the Lender subject to the limitations set forth in Section 2(a) above, and the provisions of Section 2(c) above, without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Limited Guaranty.

8.           Claims in Bankruptcy.  The Guarantor will file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of the Borrower to the Guarantor or claim against the Borrower by the Guarantor, and the Guarantor hereby assigns to the Lender all rights of the Guarantor thereunder.  If the Guarantor does not file any such claim, the Lender, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in the Lender’s discretion, to assign the claim and to cause proof of claim to be filed in the name of the Lender’s nominee.  The Lender or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Lender the full amount payable on such claim up to the amounts due under this Limited Guaranty, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to the Lender all of the Guarantor’s rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided, however, that the Guarantor’s obligations hereunder shall not be satisfied except to the extent that the Lender receives cash by reason of any such payment or distribution.  If the Lender receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Limited Guaranty.

9.           Financial Reporting and Financial Covenants.

(a)           The Guarantor hereby agrees, as a material inducement to the Lender to make the Loan to the Borrower, to furnish to the Lender, within ninety (90) days after the close of each fiscal year, its annual (unaudited) financial statement, in form satisfactory to the Lender.  The Lender agrees to observe the confidentiality provisions of Section 11.23 of the Loan Agreement with respect to all of the financial and other information which it receives in connection herewith.

(b)           The Guarantor also agrees to maintain at all times an aggregate “Net Worth”, as defined below, of not less than $500,000,000.00.  As used herein, the term “Net Worth” shall mean the excess of “total assets” over “total liabilities”, as determined in accordance with generally accepted accounting principles.  The Guarantor acknowledges that its agreement to maintain an aggregate Net Worth of not less than $500,000,000.00 is a material consideration for the Lender to make the Loan to the Borrower, and that if the Guarantor fails to maintain an aggregate Net Worth of not less than $500,000,000.00 at any time during the term of the Loan, and fails to correct the deficiency within thirty (30) days after notification thereof from the Lender, then, in such event, the Guarantor will, upon request of the Lender, promptly furnish or make available to the Lender such satisfactory additional security in such manner as the Lender may reasonably request to compensate for such failure.

(c)           The Guarantor will give the Lender prompt notice of any litigation or claim of any kind against the Guarantor which the Guarantor reasonably believes might subject the Guarantor to any liability, claim, or judgment in an amount in excess of $1,000,000.00, whether covered by insurance or not.

10.           Condition of Borrower.  The Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Limited Guaranty based solely upon the Guarantor’s own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of the Lender.  The Guarantor represents and warrants that the Guarantor is in a position to obtain and the Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Borrower’s financial condition and any other matter pertinent hereto as the Guarantor may desire, and the Guarantor is not relying upon or expecting the Lender to furnish to the Guarantor any information now or hereafter in the Lender’s possession concerning the same or any other matter.  By executing this Limited Guaranty, the Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type.  The Guarantor shall have no right to require the Lender to obtain or disclose any information with respect to the Loan, the Indebtedness, the Obligations, the financial condition or character of the Borrower, the Borrower’s ability to pay the Indebtedness or perform the Obligations, the Borrower’s ability to develop and market the Project, the existence of any collateral or security for any or all of the Indebtedness or the Obligations, the existence or non-existence of any other guaranties of all or any part of the Indebtedness or the Obligations, or any action or non-action on the part of the Lender, the Borrower, or any other person, or any other matter, fact or occurrence whatsoever.

11.           Representations and Warranties.  The Guarantor makes the following representations and warranties which shall be deemed to be continuing representations and warranties until the full payment of the Indebtedness, the full performance of the Obligations, and the termination of the Lender’s obligations under the Loan Documents:

(a)           Tax Returns and Payments.  All tax returns and reports of the Guarantor required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those currently payable without penalty or interest and those currently being contested in good faith) upon the Guarantor or upon the Guarantor’s properties, assets or income which are due and payable have been paid.

(b)           Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of the Guarantor’s properties or assets in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which might materially affect the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Limited Guaranty.

(c)           Compliance with Other Instruments; None Burdensome.  There is no provision of any mortgage, indenture, contract, agreement or instrument applicable to the Guarantor or by which the Guarantor is bound which materially adversely affects, or in the future (so far as the Guarantor can now reasonably foresee) will materially adversely affect, the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Limited Guaranty, and the Guarantor is not in violation of or in default with respect to any material provision of any such mortgage, indenture, contract, agreement or instrument which violation or default gives rise to a remedy that, if exercised, would materially adversely affect the Guarantor’s ability to observe and perform the Guarantor’s obligations under this Limited Guaranty.

(d)           Financial Statements.  Any financial statements heretofore delivered to the Lender by the Guarantor are true and correct in all material respects, and fairly represent the respective financial conditions of the subjects thereof as of the respective dates thereof; no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

(e)           Due Execution of Loan Documents.  The execution and delivery of the Loan Documents by the Borrower, and the observance and performance by the Borrower of all of the provisions and conditions thereof, have been duly authorized by the Board of Directors of A & B Properties, Inc., and no other corporate action of A & B Properties, Inc., is required therefor.  In addition, the execution and delivery of this Limited Guaranty by A & B Properties, Inc., have been duly authorized by the Board of Directors of A & B Properties, Inc., and no other corporate action of A & B Properties, Inc. is required therefor.

12.           Bankruptcy.  Until all Indebtedness has been paid to the Lender, all Obligations have been performed, and the obligations of the Lender under the Loan Documents have been terminated, the Guarantor shall not, without the prior written consent of the Lender, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower.  The obligations of the Guarantor under this Limited Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.  The Guarantor acknowledges and agrees that any interest on the Indebtedness which accrues after the commencement of any such proceeding (or, if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Indebtedness if said proceeding had not been commenced) shall be included in the Indebtedness, since it is the intention of the parties that the amount of the Indebtedness which is guaranteed by the Guarantor pursuant to this Limited Guaranty  should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Indebtedness.  The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Lender, or allow the claim of the Lender in respect of, any such interest accruing after the date on which such proceeding is commenced.  If all or any portion of the Indebtedness is paid or all or any part of the Obligations are performed by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from the  Lender as a preference, fraudulent transfer or otherwise in such proceeding.

13.            Remedies Cumulative.  The liability of the Guarantor, and all rights, powers and remedies of the Lender hereunder and under any other agreement now or at any time hereafter in force between the Lender and the Guarantor, relating to the Loan, shall be cumulative and not exclusive or alternative, and such rights, powers and remedies shall be in addition to all other rights, powers and remedies given to the Lender by law.

14.            Amendments; Continuing Liability.  The terms of this Limited Guaranty may not be modified or amended except by a written agreement executed by the Guarantor with the consent in writing of the Lender.  The obligations of the Guarantor under this Limited Guaranty shall be continuing obligations and a separate cause of action shall be deemed to arise in respect of each default hereunder.  The Guarantor will from time to time deliver, upon written request of the Lender, satisfactory acknowledgments of the Guarantor’s continued liability hereunder.

15.           Continued Ownership.  The Guarantor shall at all times retain ownership of one hundred percent (100%) of the membership interests in Waimanu Development LLC, and shall not sell, pledge or otherwise transfer any portion of such interest without the written consent of the Lender. Waimanu Development LLC shall at all times retain ownership of at least fifty percent (50%) of the membership interests in the Borrower, and shall not sell, pledge or otherwise transfer any portion of such interest without the written consent of the Lender.  No transfer or pledge of any such membership interest in Waimanu Development LLC, or the Borrower, with or without the consent of the Lender, shall release, affect or impair the continuing liability and obligation of the Guarantor under this Limited Guaranty.

16.           Notices.  Any notice or demand to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

To Lender at:                         999 Bishop Street
Honolulu, Hawaii  96813
Attention:  Commercial Real Estate Division

To Guarantor at:	822 Bishop Street
Honolulu, Hawaii  96813
Attention:  Michael G. Wright

Any such address may be changed from time to time by the addressee by serving notice to the other party as above provided.  Service of such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the second day after the date of mailing if mailed in Hawaii, whichever is earlier.

17.           Parties in Interest.  All covenants, agreements, terms and conditions contained in this Limited Guaranty  shall be binding on the Guarantor and the Guarantor’s successors and assigns, and shall bind, inure to the benefit of and be enforceable by the Lender from time to time.  This Limited Guaranty is assignable by the Lender with respect to all or any portion of the Indebtedness or the Obligations without notice to or consent of the Guarantor, and when so assigned, the Guarantor shall be liable to the assignee as to any such portion, without in any manner affecting the liability of the Guarantor with respect to any of the Indebtedness or Obligations retained by the Lender.

18.           Governing Law; Choice of Forum; Service of Process.  This Limited Guaranty shall be construed and interpreted in accordance with and shall be governed by the laws of the State of Hawaii.  The Lender may bring any action or proceeding to enforce this Limited Guaranty, or any action or proceeding arising out of this Limited Guaranty, in the Circuit Court of the First Circuit of the State of Hawaii or the United States District Court for the District of Hawaii.  If the Lender commences such an action in the Circuit Court of the First Circuit of the State of Hawaii, or the United States District Court for the District of Hawaii, the Guarantor hereby agrees that the Guarantor will submit and does hereby irrevocably submit to the personal jurisdiction of such courts; if served by certified mail, postage prepaid, return receipt requested, will acknowledge receipt of a copy of the summons and complaint within the statutory time limit and in the manner set forth on the notice and summons; and will not attempt to have such action dismissed, abated, or transferred on the ground of forum non conveniens or similar grounds; provided, however, that nothing contained herein shall prohibit the Guarantor from seeking, by appropriate motion, to remove an action brought in the Circuit Court of the First Circuit of the State of Hawaii to the United States District Court for the District of Hawaii.  If such action is so removed, however, the Guarantor shall not seek to transfer such action to any other district nor shall the Guarantor seek to transfer to any other district any action which the Lender originally commenced in the United States District Court for the District of Hawaii.  Any action or proceeding brought by the Guarantor arising out of this Limited Guaranty shall be brought solely in the Circuit Court of the First Circuit of the State of Hawaii or in the United States District Court for the District of Hawaii.

19.           Waiver of Jury Trial.  The Guarantor hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereinafter instituted by the Lender or the Guarantor to assert any of their respective claims arising out of or relating to this Guaranty or any of the other Loan Documents or any other agreement, instrument or document contemplated thereby.  In such event, the Guarantor, at the request of the Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

20           Compliance with OFAC Restrictions.  The Lender, the Borrower and the Guarantor are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”).  In order to comply with OFAC Restrictions, the Lender may be required to temporarily suspend processing or funding of the Loan, which may result in delayed availability of funds, or may be prohibited from closing the Loan altogether.  The Guarantor agrees to the foregoing, and further agrees that if the Lender is required by applicable OFAC Restrictions to suspend processing or funding of the Loan, or is prohibited by applicable OFAC Restrictions from closing the Loan, the Guarantor will nevertheless continue to perform and will not be relieved from its obligations under this Guaranty, and the Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which the Borrower or the Guarantor may suffer or incur in connection with any such suspension of, or failure to close, the Loan.

21.           Paragraph Headings.  The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Limited Guaranty.

IN WITNESS WHEREOF, the Guarantor has executed this instrument as of November 30, 2012.

A & B PROPERTIES, INC.

By          /s/ Michael G. Wright

Its  Executive Vice President

By         /s/ Charles W. Loomis

Its  Assistant Secretary

STATE OF HAWAI' I                                                         )
)           SS:
CITY AND COUNTY OF HONOLULU                            )

On November 28, 2012, in the First Circuit, State of Hawai'i, before me personally appeared Michael G. Wright, and Charles W. Loomis, to me personally known, who, being by me duly sworn or affirmed, did say that they are the Executive Vice President and Assistant Secretary respectively, of A & B Properties, Inc., a Hawaii corporation, that said persons executed the foregoing instrument identified or described as Limited Guaranty on behalf of said A & B Properties, Inc., by authority of its board of directors and said Michael G. Wright and Charles W. Loomis acknowledged the instrument to be the free act and deed of said corporation.

The foregoing instrument is undated and contained 11 pages at the time of this acknowledgment/certification.

/s/ Dayle S. Sasaki-Hamamoto
Print Name: Dayle S. Sasaki-Hamamoto
Notary Public, State of Hawai'i
My commission expires: August 3, 2015